UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2016, in connection with the settlement of its previously disclosed lawsuit against Merrick Bank Corporation (“Merrick”), in the District Court for the District of Utah (Case No. 2:12-cv-197-RJS-BCW), regarding Southern Sky Air Tours, d/b/a Direct Air, a former customer of JetPay, LLC that declared bankruptcy in March 2012 (the “Direct Air Matter”), JetPay Corporation (“JetPay” or the “Company”) entered into (a) that certain Settlement Agreement and Release by and among Merrick, JetPay Merchant Services, LLC (“JPMS”), JetPay ISO Services, LLC (“JetPay ISO”), JetPay, LLC, WLES, L.P. (“WLES”) and JetPay (the “Merrick Settlement Agreement”) and (b) that certain Settlement Agreement and Release by and among Trent Voigt, WLES and JetPay (the “WLES Settlement Agreement” and, together with the Merrick Settlement Agreement, the “Settlement”). In connection with the parties’ entry into the Merrick Settlement Agreement, the District Court for the District of Utah dismissed the Direct Air Matter with prejudice on July 27, 2016.

Merrick Settlement Agreement

The parties to the Merrick Settlement Agreement agreed to take certain actions in order to settle all disputes between them relating to the Direct Air Matter.

Pursuant to the Merrick Settlement Agreement, JetPay agreed to release all claims to the $4,389,952 held in reserve at Merrick (the “Reserve”). The Reserve is recorded as a non-current asset under the caption “Other Assets” on the Company’s balance sheet for the fiscal year ended December 31, 2015 and the quarter ended March 31, 2016.

In addition, JetPay agreed to enter into two promissory notes in favor of Merrick in the amounts of $3,850,000 (the “$3.85MM Note”) and $5,000,000 (the “$5.00MM Note” and, together with the $3.85MM Note, the “Notes”). The Notes are secured by the 3,333,333 shares of JetPay’s common stock issued in the name of WLES and held in escrow (the “escrowed shares”) pursuant to that certain Escrow Agreement, dated December 28, 2012, by and among JetPay, WLES, Trent Voigt and Merrick (the “Escrow Agreement”). The terms of the Notes are described in Section 2.03 of this Current Report on Form 8-K. The Merrick Settlement Agreement provides that if JetPay refinances 50% or more of its outstanding debt prior to the maturity date of the $3.85MM Note, the $3.85MM Note shall be paid in full before or as part of that refinancing transaction.

In connection with its entry into the Merrick Settlement Agreement, JetPay executed three Stipulated and Confessed Judgments in favor of Merrick in the amounts of $32,500,000 (the “First Judgment”), $28,650,000 (the “Second Judgment”) and $27,500,000 (the “Third Judgment” and, together with the First Judgment and the Second Judgment, the “Judgments”), none of which shall be of any effect unless and until JetPay fails to make any payment when due under the Notes. If JetPay fails to make payment when due under the Notes, Merrick, after a five day cure period, can seek to obtain and/or enforce the applicable Judgments in the Federal District Court for Utah or in any court of competent jurisdiction. Merrick may seek to obtain or enforce the First Judgment if a payment default occurs prior to the complete pay-off of either of the Notes (in which case the Second Judgment and Third Judgment shall be of no force or effect). Merrick may seek to obtain or enforce the Second Judgment if a payment default occurs after payoff of the $3.85MM Note but prior to the complete payoff of the $5.00MM Note (in which case the First Judgment and Third Judgment shall be of no force or effect). Merrick may seek to obtain or enforce the Third Judgment if a payment default occurs after payoff of the $5.00MM Note but prior to the complete payoff of the $3.85MM Note (in which case the First Judgment and Second Judgment shall be of no force or effect).

Upon timely payment in full of all amounts due under the Notes, and subject to the satisfaction of the obligations created under the Merrick Settlement Agreement, Merrick agreed to waive, release and forever discharge JetPay, JPMS, JetPay ISO, JetPay, LLC and WLES (collectively, the “JetPay Entities”), together with their subsidiaries, affiliates, and predecessor companies and entities, and their past and present employees, principals, owners, directors, officers, and agents, from any and all claims, causes of action, charges, suits, debts, controversies, liabilities, promises, damages, judgments and demands of any kind, that were asserted or could have been asserted in the Relevant Matters (as defined in the Merrick Settlement Agreement). Subject to the satisfaction of the obligations created by the Merrick Settlement Agreement in favor of the JetPay Entities, the JetPay Entities agreed to waive, release, and forever discharge Merrick, together with its subsidiaries, affiliates, and predecessor companies and entities, and its past and present employees, principals, owners, directors, officers, and agents, from any and all claims, causes of action, charges, suits, debts, controversies, liabilities, promises, damages, judgments, and demands of any kind, that were asserted or could have been asserted in the Relevant Matters.

WLES Settlement Agreement

In connection with JetPay’s and WLES’s entry into the Merrick Settlement Agreement, WLES, Trent Voigt and JetPay entered into the WLES Settlement Agreement to set forth their agreement regarding their respective obligations and understandings regarding the actions to be taken with respect to the Merrick Settlement Agreement.

Under the terms of the WLES Settlement Agreement, WLES agreed to transfer the indebtedness represented by that certain promissory note, dated December 28, 2012 (the “WLES Note”), in the original principal amount of $2,381,369 issued by JetPay in favor of WLES to Merrick. In addition, WLES agreed to amend that certain promissory note, dated June 7, 2013, as amended, in the original principal amount of $491,693 issued by JetPay, LLC. in favor of Trent Voigt in order to (a) extend its maturity date from September 30, 2016 to September 30, 2017 and (b) waive all interest payments for the period from September 30, 2016 to September 30, 2017. This note in favor of Mr. Voigt shall become due and payable immediately should Mr. Voigt’s employment with JetPay be terminated other than for cause.

In addition, pursuant to the WLES Settlement Agreement, WLES authorized JetPay to arrange a private sale of that number of escrowed shares to the extent necessary to satisfy JetPay’s obligations to Merrick under the $5.00MM Note (up to a total of 2,200,000 escrowed shares). As required by the Merrick Settlement Agreement, (a) any net proceeds from the sale of escrowed shares shall be delivered to Merrick until Merrick has received all principal and interest payments due under the $5.00MM Note, (b) any sale of the escrowed shares shall be made on an arm’s length basis, (c) if such sale is to an affiliate of JetPay, it shall be at a price and upon other terms equivalent to those of an arm’s length sale to an unaffiliated third-party and (d) if the purchase price per share is less than 90% of the most recently listed price per share of JetPay common stock on the NASDAQ Capital Market, then such sale shall be subject to the prior approval of Merrick. All unsold escrowed shares will remain in escrow until all obligations of the JetPay Entities under the Merrick Settlement Agreement are fulfilled.

Upon consummation of the sale of more than 1,666,667 of the escrowed shares, JetPay shall issue to WLES fully vested and immediately exercisable warrants with an expiration date of five years from the date of the WLES Settlement Agreement to purchase that number of shares of JetPay common stock equal to 50% of the difference between (a) the number of escrowed shares actually sold by WLES and (b) 1,666,666 shares of JetPay common stock, at an exercise price per share equal to the amount per share paid for the sold escrowed shares. In the event that JetPay defaults on its obligations to Merrick under the Merrick Settlement Agreement and some or all of the remaining escrowed shares are forfeited to Merrick as a result, JetPay agreed to issue to WLES, for no further consideration, that number of shares of JetPay common stock equal to the forfeited escrowed shares.

The WLES Settlement Agreement also provides for the allocation of any recoveries by JPMS in connection with the claims brought by JMPS in American Express Travel Related Services and JetPay Merchant Services, LLC v. Valley National Bank, Civil Action No. 2:14-cv-7827 (D. N.J.) (the “Valley National Matter”).

Pursuant to the WLES Settlement Agreement, JetPay, on behalf of itself and all of its affiliates and subject to the satisfaction of the obligations created by the WLES Settlement Agreement in favor of JetPay, agreed to waive, release, and forever discharge WLES and Trent Voigt, together with their respective subsidiaries, affiliates, and predecessor companies and entities, and their respective past and present employees, principals, owners, directors, officers, and agents, from any and all claims, causes of action, charges, suits, debts, controversies, liabilities, promises, damages, judgments, and demands of any kind, that were asserted or could have been asserted in connection with all indemnification obligations of WLES and Trent Voigt under the Agreement and Plan of Merger, dated as of July 6, 2012, by and between JetPay, WLES and Trent Voigt, as subsequently amended.

As of the date of this Current Report on Form 8-K, JetPay anticipates a loss of approximately $6.1 million, net of (i) the $2,381,369 outstanding under the WLES Note and related accrued interest and (ii) proceeds from the sale of the escrowed shares. The ultimate loss may differ depending on, among other things, the success of the sale of the escrowed shares.

The foregoing descriptions of the Merrick Settlement Agreement and the WLES Settlement Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the Merrick Settlement Agreement filed herewith as Exhibit 10.1 and the WLES Settlement Agreement filed herewith as Exhibit 10.2.

Section 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with its entry into the Merrick Settlement Agreement, JetPay also issued the Notes. As noted in Item 1.01 of this Current Report on Form 8-K, the Notes are secured by the escrowed shares.

The $3.85MM Note bears interest at 8% per annum (except that interest shall accrue at a rate of 15% per annum following the occurrence of any Event of Default (as defined in the $3.85MM Note)) until the entire principal amount of the $3.85MM Note has been paid in full. The $3.85MM Note is payable in quarterly installments of $100,000 beginning on December 31, 2016. JetPay may prepay the $3.85MM Note and, in the event that JetPay receives any cash damages in connection with the Valley National Matter, shall immediately pay such amount to Merrick as a mandatory prepayment. The outstanding principal balance of the $3.85MM Note, along with all unpaid interest accrued thereon and other amounts owed to Merrick under the $3.85MM Note, shall be due and payable on or before December 28, 2017.

The $5.00MM Note bears no interest until October 14, 2016, after which time it will bear interest at rate of 12% per annum (increasing to 15% per annum upon an Event of Default (as defined in the $5.00MM Note)) until the entire principal amount of the $5.00MM Note has been paid in full. JetPay may prepay the $5.00MM Note. All proceeds from any sale of the escrowed shares will be paid to Merrick as a mandatory prepayment of the $5.00MM Note. The outstanding principal balance of the $5.00MM Note, along with all unpaid interest accrued thereon and other amounts owed to Merrick under the $5.00MM Note, shall be due and payable on or before January 11, 2017.

Events of Default under the Notes include, but are not limited to, the failure by JetPay to make payments under the Notes; the failure of JetPay to make timely payments on its other indebtedness; the breach by JetPay of the Merrick Settlement Agreement; the commencement by or against JetPay of a bankruptcy or corporate reorganization proceedings; and the entry of a judgment or decree against JetPay which has not been vacated, discharged, stayed or bonded pending appeal within 30 days.

The foregoing descriptions of the Notes do not purport to be complete and are qualified in their entireties by reference to the full texts of the $3.85MM Note filed herewith as Exhibit 10.3 and the $5.00M Note filed herewith as Exhibit 10.4.

This Item 2.03 incorporates by reference the disclosures regarding the Notes and the Judgments set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

10.1	Settlement and Release Agreement dated July 26, 2016 between Merrick Bank Corporation, JetPay Merchant Services, LLC, JetPay ISO Services, LLC, JetPay, LLC, WLES, L.P., and JetPay Corporation.

10.2	Settlement and Release Agreement dated July 26, 2016 between Trent Voigt, WLES, L.P., JetPay Corporation, JetPay, LLC, JetPay Merchant Services, LLC and JetPay ISO Services, LLC.

10.3	Promissory Note, dated July 26, 2016, made by JetPay Corporation in favor of Merrick Bank Corporation in the amount of $3,850,000.00.

10.4	Promissory Note, dated July 26, 2016, made by JetPay Corporation in favor of Merrick Bank Corporation in the amount of $5,000,000.00.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer

Dated: July 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement and Release Agreement dated July 26, 2016 between Merrick Bank Corporation, JetPay Merchant Services, LLC, JetPay ISO Services, LLC, JetPay, LLC, WLES, L.P., and JetPay Corporation.

10.2	Settlement and Release Agreement dated July 26, 2016 between Trent Voigt, WLES, L.P., JetPay Corporation, JetPay, LLC, JetPay Merchant Services, LLC and JetPay ISO Services, LLC.

10.3	Promissory Note, dated July 26, 2016, made by JetPay Corporation in favor of Merrick Bank Corporation in the amount of $3,850,000.00.

10.4	Promissory Note, dated July 26, 2016, made by JetPay Corporation in favor of Merrick Bank Corporation in the amount of $5,000,000.00.